UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 650, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2013, MediciNova, Inc. (the “Company”) received a notice from the Nasdaq Stock Market (“NASDAQ”), the stock exchange on which the Company’s common stock is listed, stating that the Company failed to comply with NASDAQ Listing Rule 5635(c) (the “Rule”) as a result of the issuance by the Company on May 9, 2013 of shares of common stock (the “Shares”) and a warrant to purchase shares of common stock (the “Warrant”), in each case at a discount to the then-market price of the Company’s common stock, to Fountain Erika LLC (“Fountain Erika”), an entity of which Tatsuo Izumi, a member of the Company’s board of directors, is a principal.

The notice from NASDAQ confirmed that the Company has subsequently regained compliance with the Rule as a result of a payment made by Fountain Erika to the Company in the amount of $51,389 and the execution of an amendment to the Warrant, bringing Fountain Erika’s acquisition of the Shares and the Warrant to an “at the market” price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

By:	/s/ Michael Gennaro
Michael Gennaro Chief Financial Officer

Date: June 7, 2013